Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

STRONG PERFORMANCE POSTED BY LAKE CITY BANK

Record Income Reported for Second Quarter

Warsaw, Indiana (July 17, 2006) – Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $4.8 million for the second quarter of 2006. Net income increased 9% over the $4.4 million reported for the second quarter of 2005. Diluted net income per share for the quarter was $0.39 versus $0.36 for the comparable period of 2005. Net income for the six months ended June 30, 2006 was a record $9.4 million, an increase of 12%, versus $8.5 million for the six months ended June 30, 2005. Diluted net income per common share was $0.76 for the six months ended June 30, 2006, versus $0.69 for the six months ended June 30, 2005.

The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.125 per share, payable on August 7, 2006 to shareholders of record as of July 25, 2006. The quarterly dividend represents a 9% increase over the quarterly dividends paid in 2005.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “Led by very strong loan growth in the quarter, we are pleased with our results. We’ve generated $78 million of loan growth in our Northern Indiana footprint during 2006, an increase of more than 6% since year end 2005. This exceptional level of growth reflects the ongoing success Lake City Bank is having in our expanding markets.”

Average total loans for the second quarter of 2006 were $1.253 billion versus $1.061 billion during the second quarter of 2005, an increase of 18%. Total loans as of June 30, 2006 were $1.276 billion, an increase of $51.1 million, versus $1.225 billion as of March 31, 2006. Total loans as of June 30, 2005 were $1.094 billion.

Kubacki observed, “We further benefited from healthy fee growth during the quarter, with noninterest income of $4.8 million representing a linked quarter increase of 8% over the first quarter of 2006 led by a 14% increase in service charges on deposit accounts. In addition, our Wealth Advisory and Investment departments combined for an increase of 11% growth versus the first quarter of 2006. For the first six months, fee income is up 11% versus the same period in 2005. Our strategy, which emphasizes aggressive and effective cross selling of fee-based services, is clearly producing results.”

Kubacki further commented, “With a challenging interest rate environment impacting our net interest margin, our ability to maintain the growth of fee revenue while at the same time tightly managing our expense structure will be critical to our performance for the balance of 2006. We’ve consistently managed our noninterest expense growth to be at or below 5% and 2006’s performance is continuing that trend.”

Lakeland Financial’s allowance for loan losses as of June 30, 2006 was $13.8 million, compared to $13.2 million as of March 31, 2006 and $11.7 million as of June 30, 2005. Non-performing assets totaled $6.7 million as of June 30, 2006 versus $7.0 million as of March 31, 2006 and $9.2 million on June 30, 2005. The ratio of non-performing assets to loans was 0.52% on June 30, 2006 compared to 0.58% at March 31, 2006 and 0.84% at June 30, 2005. Net charge offs totaled $81,000 in the second quarter of 2006, versus net recoveries of $9,000 during the first quarter of 2006, and net charge offs of $54,000 in the second quarter of 2005.

Kubacki added, “The historical quality of our loan portfolio is reflected in the low level of loan charge offs, which totaled only $72,000, or 0.01% of average loans, during the first six months of the year. The Lake City Bank commercial and retail lending teams have done an excellent job managing the risks inherent in our portfolio.”

For the three months ended June 30, 2006, Lakeland Financial’s average equity to average assets ratio was 7.07% compared to 7.16% for the first quarter of 2006 and 7.27% for the second quarter of 2005. Average stockholders' equity for the quarter ended June 30, 2006 was $119.4 million versus $116.0 million for the first quarter of 2006 and $106.6 million for the second quarter of 2005. Average total deposits were $1.382 billion for the second quarter of 2006, versus $1.275 billion for the first quarter of 2006 and $1.130 billion for the second quarter of 2005.

Lakeland Financial Corporation is a $1.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Stock Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk, LLC, Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

LAKELAND FINANCIAL CORPORATION

SECOND QUARTER 2006 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and Per Share Data)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2006	2006	2005	2006	2005
END OF PERIOD BALANCES
Assets	$ 1,727,561	$ 1,644,143	$ 1,538,615	$ 1,727,561	$ 1,538,615
Deposits	1,408,080	1,319,745	1,125,872	1,408,080	1,125,872
Loans	1,276,310	1,225,179	1,094,048	1,276,310	1,094,048
Allowance for Loan Losses	13,792	13,236	11,724	13,792	11,724
Common Stockholders’ Equity	120,344	117,330	108,456	120,344	108,456

AVERAGE BALANCES
Assets
Total Assets	$ 1,688,679	$ 1,620,670	$ 1,466,900	$ 1,654,862	$ 1,441,743
Earning Assets	1,567,698	1,504,381	1,354,199	1,536,214	1,329,794
Investments	292,305	291,635	286,638	291,972	286,307
Loans	1,252,919	1,205,849	1,061,289	1,229,514	1,035,591
Liabilities and Stockholders’ Equity
Total Deposits	1,382,497	1,275,089	1,129,776	1,329,090	1,119,719
Interest Bearing Deposits	1,159,398	1,058,234	906,288	1,109,096	899,812
Interest Bearing Liabilities	1,333,186	1,275,129	1,127,307	1,304,318	1,107,136
Common Stockholders’ Equity	119,400	116,006	106,600	117,712	105,121

INCOME STATEMENT DATA
Net Interest Income	$ 13,009	$ 12,813	$ 12,504	$ 25,822	$ 24,355
Net Interest Income-Fully Tax Equivalent	13,294	13,106	12,804	26,398	24,955
Provision for Loan Losses	639	453	662	1,092	1,120
Noninterest Income	4,794	4,445	4,218	9,239	8,337
Noninterest Expense	9,854	9,750	9,298	19,604	18,661
Net Income	4,782	4,650	4,404	9,432	8,459

PER SHARE DATA
Basic Net Income Per Common Share	$ 0.40	$ 0.39	$ 0.37	$ 0.78	$ 0.71
Diluted Net Income Per Common Share	0.39	0.38	0.36	0.76	0.69
Cash Dividends Declared Per Common Share	0.125	(1)	0.115	0.125(1)	0.23
Book Value Per Common Share (equity per share issued)	9.96	9.74	9.09	9.96	9.09
Market Value – High	24.29	23.38	20.38	24.29	20.69
Market Value – Low	20.47	19.90	17.50	19.90	17.50
Basic Weighted Average Common Shares Outstanding	12,065,143	12,013,830	11,907,662	12,039,628	11,890,298
Diluted Weighted Average Common Shares Outstanding	12,365,933	12,340,770	12,259,206	12,353,954	12,261,874

KEY RATIOS
Return on Average Assets	1.14%	1.16%	1.20%	1.15%	1.18%
Return on Average Common Stockholders’ Equity	16.06	16.26	16.57	16.16	16.23
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	55.35	56.49	55.60	55.91	57.08
Average Equity to Average Assets	7.07	7.16	7.27	7.11	7.29
Net Interest Margin	3.40	3.53	3.78	3.46	3.78
Net Charge Offs to Average Loans	0.03	0.00	0.02	0.01	0.03
Loan Loss Reserve to Loans	1.08	1.08	1.07	1.08	1.07
Nonperforming Assets to Loans	0.52	0.58	0.84	0.52	0.84
Tier 1 Leverage	8.87	9.01	9.19	8.87	9.19
Tier 1 Risk-Based Capital	10.90	11.05	11.02	10.90	11.02
Total Capital	11.90	12.05	11.99	11.90	11.99

ASSET QUALITY
Loans Past Due 90 Days or More	$ 46	$ 117	$ 2,542	$ 46	$ 2,542
Non-accrual Loans	6,614	6,926	6,665	6,614	6,665
Net Charge Offs/(Recoveries)	81	(9)	54	72	150
Other Real Estate Owned	0	0	0	0	0
Other Nonperforming Assets	0	6	15	15	15
Total Nonperforming Assets	6,660	7,049	9,221	6,660	9,221

(1) Cash dividend of $0.125 declared on April 11, 2006 and July 11, 2006

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of June 30, 2006 and December 31, 2005

(in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and due from banks	$ 74,402	$ 77,387
Short-term investments	22,981	5,292
Total cash and cash equivalents	97,383	82,679

Securities available for sale (carried at fair value)	288,625	290,935
Real estate mortgages held for sale	765	960

Loans, net of allowance for loan losses of $13,792 and $12,774	1,262,518	1,185,956

Land, premises and equipment, net	24,232	24,563
Bank owned life insurance	20,133	19,654
Accrued income receivable	7,645	7,416
Goodwill	4,970	4,970
Other intangible assets	930	1,034
Other assets	20,360	16,446
Total assets	$ 1,727,561	$ 1,634,613

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 248,159	$ 247,605
Interest bearing deposits	1,159,921	1,018,640
Total deposits	1,408,080	1,266,245

Short-term borrowings
Federal funds purchased	6,500	43,000
Securities sold under agreements to repurchase	96,822	91,071
U.S. Treasury demand notes	2,528	2,471
Other short-term borrowings	50,000	75,000
Total short-term borrowings	155,850	211,542

Accrued expenses payable	11,672	10,423
Other liabilities	642	2,095
Long-term borrowings	45	46
Subordinated debentures	30,928	30,928
Total liabilities	1,607,217	1,521,279

STOCKHOLDERS' EQUITY
Common stock: 180,000,000 shares authorized, no par value
12,077,258 shares issued and 11,995,124 outstanding as of June 30, 2006
11,972,108 shares issued and 11,894,684 outstanding as of December 31, 2005	1,453	1,453
Additional paid-in capital	15,751	14,287
Retained earnings	110,251	102,327
Accumulated other comprehensive loss	(6,094)	(3,814)
Treasury stock, at cost (2006 - 82,134 shares, 2005 - 77,424 shares)	(1,017)	(919)
Total stockholders' equity	120,344	113,334
Total liabilities and stockholders' equity	$ 1,727,561	$ 1,634,613

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Six Months Ended June 30, 2006 and 2005

(in thousands except for share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 22,405	$ 16,154	$ 43,032	$ 30,667
Tax exempt	74	40	132	85
Interest and dividends on securities
Taxable	2,437	2,364	4,998	4,636
Tax exempt	595	587	1,202	1,174
Interest on short-term investments	274	45	347	101
Total interest income	25,785	19,190	49,711	36,663

Interest on deposits	10,753	5,082	19,477	9,530
Interest on borrowings
Short-term	1,394	1,063	3,196	1,743
Long-term	629	541	1,216	1,035
Total interest expense	12,776	6,686	23,889	12,308

NET INTEREST INCOME	13,009	12,504	25,822	24,355

Provision for loan losses	639	662	1,092	1,120

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	12,370	11,842	24,730	23,235

NONINTEREST INCOME
Wealth Advisory and investment brokerage fees	1,007	791	1,912	1,519
Service charges on deposit accounts	1,965	1,703	3,685	3,252
Loan, insurance and service fees	625	496	1,198	962
Merchant card fee income	568	629	1,148	1,165
Other income	507	392	1,020	988
Net gains on sales of real estate mortgages held for sale	178	207	330	451
Net securities gains (losses)	(56)	0	(54)	0
Total noninterest income	4,794	4,218	9,239	8,337

NONINTEREST EXPENSE
Salaries and employee benefits	5,525	5,027	11,014	10,173
Net occupancy expense	612	675	1,221	1,331
Equipment costs	460	491	915	1,008
Data processing fees and supplies	593	571	1,143	1,129
Credit card interchange	388	388	746	716
Other expense	2,276	2,146	4,565	4,304
Total noninterest expense	9,854	9,298	19,604	18,661

INCOME BEFORE INCOME TAX EXPENSE	7,310	6,762	14,365	12,911
Income tax expense	2,528	2,358	4,933	4,452
NET INCOME	$ 4,782	$ 4,404	$ 9,432	$ 8,459
BASIC WEIGHTED AVERAGE COMMON SHARES	12,065,143	11,907,662	12,039,628	11,890,298
BASIC EARNINGS PER COMMON SHARE	$ 0.40	$ 0.37	$ 0.78	$ 0.71
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,365,933	12,259,206	12,353,954	12,261,874
DILUTED EARNINGS PER COMMON SHARE	$ 0.39	$ 0.36	$ 0.76	$ 0.69